EXHIBIT 10.1
INTERNATIONAL STAR, INC.

OFFICER EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT by and between International Star, Inc. and Sterling M. Redfern.

For good considerations, International Star, Inc. shall employ and Sterling M. Redfern agrees to be employed on the following terms:

1.	Effective Date: Employment shall commence on April 1, 2008, time being of the essence.

2.	Duties: Sterling M. Redfern agrees to perform the following duties:

To act in the normal capacity of President.

Mr. Redfern shall also perform such further duties as are incidental or implied from the foregoing, consistent with his background, training and qualifications or may be reasonably delegated as being in the best interests of International Star, Inc.  Mr. Redfern shall expend his best efforts on behalf of International Star, Inc. and agrees to abide by all reasonable International Star, Inc. policies and decisions now and hereinafter existing.

3.	Term: Sterling M. Redfern’s employment shall continue for a period of one (1) year, beginning on the effective date of this agreement.

4.	Compensation: Sterling M. Redfern shall be paid the following compensation:

a)	Annual salary: Forty-two Thousand and No/100 Dollars ($42,000), to be paid on monthly terms.

b)	Stock options of 5,000,000 shares at $.01 and 5,000,000 shares are $.03 based on the stock option plan adopted by International Star, Inc. on December 1, 2006.

5.	Termination: This agreement may be earlier terminated upon:

a)	Death of Sterling M. Redfern or illness or incapacity that prevents Mr. Redfern from substantially performing the normal duties associated with his position.

b)	Breach of agreement by Sterling M. Redfern.

6.
Renewal:  Should Sterling M. Redfern remain in the employ of International Star, Inc. after the termination of this Agreement, the terms of this Agreement shall remain in full force and effect except that the continued term of employment shall be at the will of the parties, and can be ended at any time, for any reason, by either party.

7.	Miscellaneous:

a)	Sterling M. Redfern agrees that during the term of this agreement and for a period of two years hereafter, he will not:

i)	Induce or attempt to induce any employee to leave International Star, Inc.’s employ;

ii)	Interfere with or disrupt International Star, Inc.’s relationship with any of its employees;

iii)	Solicit or employ any person employed by International Star, Inc..

b)
This agreement shall not be assignable by either party, provided that upon any sale of this business by International Star, Inc., International Star, Inc. may assign this agreement to its successor or Sterling M. Redfern may terminate same.

c)	In the event of any dispute under this agreement, it shall be resolved through binding arbitration in accordance with the laws of the state of Nevada.

d)	This constitutes the entire agreement between the parties. Any modification must be in writing.

8.	Business Expenses: All actual and reasonable business expense incurred by Sterling M. Redfern is fully reimbursable by the Company.

Dated: March 19, 2008
Accepted by:
/s/ Sterling M. Redfern	/s/ Jacqulyn B. Wine
Sterling M. Redfern	Jacqulyn B. Wine, Secretary

INTERNATIONAL STAR, INC.

AMENDMENT TO

OFFICER EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Officer Employment Agreement, dated March 19, 2008 (the “Agreement”), by and between International Star, Inc., a Nevada corporation (the “Company”), and Sterling M. Redfern (the “Officer”) shall be effective this 13th day of August, 2008.

WHEREAS, on March 19, 2008, the Company and the Officer entered into an Officer Employment Agreement; and

WHEREAS, the Company and the Officer mutually agree to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

Section 4 of the Agreement is hereby amended in its entirety as follows:

4.	Compensation: Sterling M. Redfern shall be paid the following compensation:

a)	Annual salary: Forty-two Thousand and No/100 Dollars ($42,000), to be paid on monthly terms.
b)
Stock options for an aggregate of 10,000,000 shares of common stock of International Star, Inc., to be granted on such dates and according to such terms as designated by the International Star, Inc. Board of Directors pursuant to the International Star, Inc. 2006 Stock Option Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the effective date described above.

INTERNATIONAL STAR, INC.:
/s/ Sterling M. Redfern	/s/ Jacqulyn B. Wine
Sterling M. Redfern	Jacqulyn B. Wine, Secretary